Exhibit 3(b)

                         AMENDED AND RESTATED BYLAWS
                                      OF
                      HALLMARK FINANCIAL SERVICES, INC.

                                  ARTICLE 1.

                                   OFFICES

      Section 1. Principal Office. The principal office of the Corporation shall be in Dallas, Texas, or at such other place as the Board of Directors by resolution may from time to time determine. The Corporation shall maintain a resident agent in Nevada.

      Section 2. Other Offices. The Corporation may also have offices at such other places both in and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II.

                                SHAREHOLDERS

      Section 1. Place of Shareholder Meetings. Meetings of the Corporation's shareholders, both annual and special, shall be held at such place, in or outside the State of Nevada, as determined by resolution of the Board of Directors.

      Section 2. Annual Meetings. Annual meetings of the Corporation's shareholders shall ordinarily be held at 10:00 a.m. on the third Monday of May of each year, if not a legal holiday, and it a legal holiday, on the next business day. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any annual shareholders meeting may be held on a date different than that specified if the Board of Directors so determines and so states in the notice of the meeting.

      Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of the holders of not less than 10% of the Corporation's issued and outstanding shares which are entitled to vote at the meeting. Such request shall state the purposes of the meeting, and business conducted at the meeting shall be confined to the purposes stated in the notice.

      Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, a notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation.

      Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend or, except as provided in Section 11 of this Article, in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination. Such date in any case shall not be more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination is made. The stock transfer books of the Corporation shall not be closed for the purpose of making a determination of shareholders under this Section. For purposes of determining the shareholders entitled to vote or to receive a dividend, if no record date is fixed for the determination of shareholders, the date on which the notice of the meeting is mailed, or the date on which the resolution declaring a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided herein, such determination shall apply to any adjournment thereof.

      Section 6. List of Shareholders. The officer or agent of the Corporation having charge of its stock transfer books shall make, at least 10 days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation for 10 days prior to the meeting, and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the meeting and shall be prima facie evidence as to the identity of the shareholders entitled to examine the list or transfer books or to vote at the meeting.

      Section 7. Quorum. The holders of one-third (1/3) of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is not present or represented at any meeting, the shareholders present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. When a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of such number of shareholders as to leave less than a quorum.

      Section 8. Voting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares present or represented at a meeting and entitled to vote on, and actually voted for or against, any matter at a meeting or any adjournment thereof at which a quorum is present shall be the act of the shareholders unless a different vote is required by these Bylaws, the Articles of Incorporation (as from time to time amended) or Chapter 78 of the Nevada Revised Statutes (the 'NRS") or other law. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders or any adjournment thereof at which a quorum is present.

      Each shareholder shall be entitled to one vote in person or by proxy for each share held by such shareholder. At each election for directors every shareholder shall be entitled to vote, in person or by proxy, the number of shares held by the shareholder for as many persons as there are directors to be elected.

      Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-infact and filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force. In no event shall a proxy be valid for more than seven years from the date of its execution. Each proxy shall be revocable unless it expressly provides to be irrevocable or it is otherwise made irrevocable by law. A proxy may be revoked either by delivering to the Secretary of the Corporation an instrument revoking it, or by filing with the Secretary of the Corporation a duly executed proxy bearing a later date.

      Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 9.     Presence  at   Meetings  by   Means  of   Communications
 Equipment. Subject to the requirements of Section 4 of this Article, shareholders may participate in and hold a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participation in a meeting held pursuant to this section shall constitute presence in person at such meeting, except where a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 10. Action by Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing (or counterpart copies of the same consent), setting forth the action so taken, is signed by shareholders entitled to vote with respect to the subject matter thereof. A shareholder consent will be effective if signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

      Section 11. Record Dates for Consents. Unless a record date has been previously fixed pursuant to Section 5 of this Article, whenever shareholder action is proposed to be taken by consent, the Board of Directors may fix a record date for determining shareholders entitled to consent to the proposed action, which shall not precede and shall not be more than 10 days after the date the Board adopts the resolution fixing the record date. If the Board does not fix a record date and prior Board action is not required by the NRS, the record date for determining shareholders entitled to consent shall be the first date on which a signed consent with respect to the proposed action is delivered by hand or certified mail, return receipt requested, to the Corporation at its principal place of business and addressed to the attention of its President. Hand delivery will include transmission to a telex or telephone facsimile terminal located in the Corporation's principal off ice. If the Board does not fix a record date and prior Board action on the subject matter of the consent is required by the NRS, the record date for determining shareholders entitled to consent shall be the close of business on the date the Board adopts a resolution taking the required action.

      Section 12. Formal Requirements for Consents. Every shareholder consent shall show the date on which each signatory shareholder signed the consent. No consent shall be effective unless, within 60 days after the date of the earliest consent which is delivered to the Corporation, consents signed by the holders of the minimum number of shares required to approve the action in accordance with Section 1 of this Article are delivered to the Corporation. To be effective, a consent delivered in accordance with this Section must be delivered by hand or by certified or registered mail, return receipt requested, to the Corporation at its principal place of business and addressed to the attention of its President. If now or at anytime permitted by Nevada law, hand delivery will include transmission to a telex or telephone facsimile terminal located in the Corporation's principal office.

      Section 13. Alternative Consent Forms. A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, telephone facsimile or similar reproduction of a document signed by a shareholder, shall satisfy the requirements of this Article for a consent to be signed and in writing.

      Section 14. Notification of Action by Consent. Prompt notice of any shareholder action under this Article by less than unanimous shareholder consent shall be given to shareholders who did not consent to the action in writing. Notice given within five business days after the last required consent is delivered to the Corporation will be regarded as prompt notice.

                                 ARTICLE Ill.

                                  DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors (the 'Board'). The Board may exercise all of the powers of the Corporation and do all such lawful acts and things as are not by these By-Laws, the Articles of Incorporation, the NRS or other law directed or required to be exercised or done by the shareholders.

      Section 2. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board, but in no event shall the number of directors be less than one nor more than fifteen. Until otherwise fixed by resolution of the Board, the number of directors shall be eight. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of shareholders or by shareholder consent in lieu of an annual meeting executed in accordance with Article 11, Section 10, except as provided in Section 3 of this Article, and each director shall hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

      Section 3. Removal. Holders of not less than two-thirds (2/3RDS) of the Corporation's issued and outstanding voting shares may, at any time, with or without cause, remove from office any or all of the directors by vote at any annual or special meeting called for that purpose, or by a shareholder consent executed in accordance with Article 11, Section 10. A director's removal shall be effective immediately upon such shareholder action, even if a successor is not elected simultaneously.

      Section 4. Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though the remaining directors constitute less than a quorum as fixed by Section 9 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may also be tilled by the directors or, at the discretion of the Board, by election at a special meeting of shareholders called for that purpose or by a shareholder consent executed in accordance with Article IV.

      Section 5. Annual Meetings. The first meeting of each newly elected Board shall be held, without further notice, immediately following the annual meeting of the shareholders at the same place, unless, by unanimous consent of the directors then elected and serving, such time or place is changed.

      Section 6.     Regular  and  Special  Meetings.  The  Board  may   hold
 meetings, both regular and special, either in or outside the State of Nevada.

      Section 7. Time and Place of Regular Meetings. Regular meetings of the Board may be held with or without notice at such time and place as the Board may from time to time determine by resolution.

      Section 8. Time and Place of Special Meetings. Special meetings of the Board may be called by or at the request of the President or the Secretary and shall be called by the President or Secretary at the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board may fix the time and place for holding any special meeting so called. Notice of any special meeting shall be given at least 24 hours in advance, it given either personally (including written notice delivered personally or by telephone or by telefax) and at least 72 hours in advance if given by mail. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting. If mailed, a notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 9. Quorum and Voting. At all meetings of the Board, the presence of a simple majority of the directors shall be necessary and sufficient to constitute a quorum. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. If a quorum is not present at any meeting, a majority of the directors present may adjourn the meeting without notice other than an announcement at the meeting, until a quorum is present.

      Section 10. Executive and Other Committees. The Board may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees to consist of one or more directors. Each such committee, to the extent provided in the resolution which creates it, shall have and may exercise all of the authority of the Board. However, no such committee shall have the authority of the Board in reference to amending the Articles of Incorporation or these By-Laws, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the ordinary course of its business, recommending to the shareholders a voluntary dissolution of the Corporation, filling vacancies in the Board or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board. Unless expressly provided in the resolution which creates a committee, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock of the Corporation. All committees shall keep regular minutes or records of their proceedings and report them to the Board when requested. Delegation of authority to a committee shall not operate to relieve the Board or any director of any responsibility imposed by law.

      Section 11. Compensation of Directors. Directors, in their capacity as directors, shall not receive any salary or compensation for their services, but the Board may establish a fixed sum for attending meetings and may authorize the reimbursement of expenses which directors incur to attend Board meetings. Members of the Executive Committee and other special committees may, by resolution of the Board, be allowed like reimbursement for attending committee meetings. Nothing in this Section shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

      Section 12. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board or the committee, as the case may be. A written consent shall have the same force and effect as a unanimous vote at a meeting.

      Section 13. Presence at Meetings by Means of Communication Equipment. Provided notice is given in accordance with Section 8 of this Article or is waived, directors may participate in and hold a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participation in a meeting held pursuant to this Section shall constitute presence in person at such meeting, except where a director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Each person participating in the meeting shall sign the minutes (or counterpart copies) thereof).

                                 ARTICLE IV.

                                   NOTICES

      Section 1. Form of Notices. Whenever notice is required to be given to any director, officer, shareholder or other person and no provision is made in these By-Laws as to how the notice is to be given, such silence shall not be construed to mean personal notice exclusively. Any such notice may be given in writing, either by mail, postage prepaid, addressed to such person at the address which appears on the books of the Corporation, or by telephone facsimile transmission to a terminal whose telephone number has been furnished to the Corporation by such person. Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail, postage prepaid.

      Section 2. Waivers of Notice. Whenever written notice is required to be given to any director, officer, shareholder or other person, a written waiver of notice signed by a person entitled to notice, whether before or after the time stated in the notice, shall be equivalent to the giving of proper notice.

                                  ARTICLE V.

                                   OFFICERS

      Section 1. General. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board may also elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and assistant officers as may be deemed necessary, all of whom shall also be officers. Any two or more offices may be held by the same person.

      Section 2. Election. The Board shall elect the officers of the Corporation at each annual meeting of the Board. The Board may from time to time elect or appoint such other officers and agents as it shall deem necessary and shall determine the remuneration of all officers and agents. The officers shall hold office until the earlier of their death, resignation, or removal from office, or until their respective successors are chosen and qualify. Except for the Chairman of the Board, officers need not be members of the Board. Any officer or agent elected or appointed by the Board may be removed, with or without cause, at any time by a majority vote of the entire Board. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 3. Chairman of the Board. The Chairman of the Board, if one is elected, must be an incumbent director and shall be the chief executive officer of the Corporation, shall preside at all meetings of the directors or shareholders, shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The Chairman of the Board and such other officers as the Board may determine shall execute all contracts requiring a seal and shall execute any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Chairman of the Board to some other agent or attorney-in-fact of the Corporation.

      Section 4. President. If a Chairman of the Board is elected, the President shall be the chief operating officer of the Corporation, shall generally assist the Chairman of the Board in the management of the Corporation and shall perform the duties and exercise the powers delegated by the Chairman of the Board or from time to time assigned by the Board. If a Chairman of the Board is not elected, or in the absence or disability of the Chairman of the Board, the President shall be the chief executive officer of the Corporation and shall perform the duties and exercise the powers otherwise assigned to the Chairman of the Board.

      Section 5. Vice Presidents. Each Vice President, if any, shall generally assist the President in the management of the corporation and shall perform the duties and exercise the powers delegated by the Chairman of the Board (if any) or the President, or from time to time assigned by the Board. Each Vice President, in the order of seniority or in any other order determined. by the Board, shall, in the absence or disability -of the President, perform the duties and exercise the powers of the President.

      Section 6. Secretary. The Secretary shall attend all meetings of the Board and the shareholders, shall record all votes and actions taken, and shall maintain the minutes or records of all such proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board and the President.

      Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board and the President.

      Section 8. Treasurer. The Treasurer shall perform such duties as are from time to time assigned or delegated by the Chairman of the Board (if any), the President or the Board. Unless the positions of chief financial officer or chief accounting officer are assigned to other officers of vice presidential or more senior rank, the Treasurer shall be the chief financial and accounting Officer of the Corporation and, subject to the direction of the President and the Board, shall have custody of all corporate funds and securities, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board, shall manage the disbursements of the Corporation's funds in satisfaction of its corporate obligations and in a manner consistent with its business objectives, taking proper receipts or vouchers for such disbursements, shall keep full and accurate records and books of account of all the Corporation's receipts and disbursements, shall render to the President and/or the Board upon request an accounting of all the financial transactions taken on behalf of the Corporation and of the financial condition of the Corporation, and shall be responsible for planning and budgeting the Corporation's receipts, disbursements and capital requirements.

      Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board and the President.

      Section 10. Bonding. If required by the Board, all or some of the officers, employees or agents of the Corporation shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office or position and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property belonging to the Corporation of whatever kind in their possession or under their custody or control.

                                 ARTICLE VI.

                       CERTIFICATES REPRESENTING SHARES

      Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the corporation shall be in such form as shall be approved and adopted by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on its face the Corporation's name, that the Corporation is organized under the laws of the State of Nevada, the name of the registered holder, the number, class of shares, and designation of the series, if any, which the certificate represents, the par value of the shares or a statement that the shares are without par value and such other information as is required by the Articles of Incorporation, the NRS or other law. Certificates shall be signed by the President and by the Secretary. In case any officer who has signed a certificate ceases to be such officer before the certificate has been delivered by the Corporation, the certificate may nevertheless be issued and delivered as though a person who signed it had not ceased to be such officer.

      Section 2. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. With respect to the use of facsimile signatures, the Corporation may not act as its registrar of its own stock.

      Section 3. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct, as indemnity against any claim ' that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder in person or by his duly authorized attorney. Subject to compliance with any restrictions on transfer conspicuously noted on any certificate, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by law.

                                 ARTICLE VIl.

           INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

      Section 1. Scope of Indemnification. To the full extent authorized, permitted or required by Section 78.751 of the NRS (as now in effect or as subsequently amended or superseded), but subject to the procedural requirements stated therein, the Corporation shall indemnify each director, officer, employee and agent of the Corporation and each other person identified in Sections 78.751 1 and 2 of the NRS against all judgments, fines, settlements, costs, expenses and other monetary obligations an indemnitee suffers, sustains or incurs as the result of actions taken or omitted by an indemnitee under circumstances and in situations described or defined in, or contemplated by, Section 78.751 of the NRS.

      Section 2. Expense Advances. Decisions whether to advance expenses to an indemnitee under circumstances permitted in Sections 78.751 4 and 5 of the NRS will be made on a case-by-case basis by the Corporation's Board. The Board's decision in any such case will be final and binding.

      Section 3. Insurance, Other Financial Arrangements. The Corporation may, but will have no obligation to, purchase and maintain errors and omissions insurance for the benefit of all or any group of indemnitees and each other person identified in Section 78.752 of the NRS. Under no circumstances will the Corporation have or incur any liability to an indemnitee or such other person on account of its decision not to purchase or its failure to maintain any such insurance. The Corporation may make such other financial arrangements against liability for the benefit of all or any group of indemnities or such other person as permitted by NRS Section 78.752.

      Section 4.     Enforceability. The provisions of  this Article VII  are
 to  be  deemed  an  element  of  the  contract  or  engagement  between  the
 Corporation and each person who holds a position giving rise to indemnification. Subject to the conditions and limitations expressed in Sections 3 and 4, the indemnification provided in this Article VII may thus be enforced against the Corporation as a matter of contractual right.

                                ARTICLE VIll.

                              GENERAL PROVISIONS

      Section 1. Dividends. Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, the NRS or other law and any agreements or obligations of the Corporation, if any, may be declared by the Board, or a Board committee, as provided in
 Article III, Section 11 of these By-Laws, at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws, these By-Laws and the Articles of Incorporation. The Board, or a Board committee, may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board, or a Board committee, the date upon which the Board, or a Board committee, adopts the resolution declaring such dividend shall be the record date.

      Section 2. Reserves. There may be created by resolution of the Board out of the earned surplus of the Corporation such reserve or reserves as the Board from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

      Section 3. Fiscal Year. The fiscal year of the Corporation may be fixed from time to time by resolution of the Board. Unless and until the Board establishes a different date, the Corporation's fiscal year will end on December 31 of each year.

      Section 4. Seal. The Corporation may (but need not) have a seal that may be used by causing it thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

      Section 5. Resignation. Any director, officer, or employee or agent of the Corporation may resign by giving written notice to the Board, the President or the Secretary. The resignation shall take effect at the time it specifies, or immediately upon delivery if no time is specified. Unless provided in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

      Section 6.     Guaranty  of  Obligations  of  Directors,  Officers  and
 Employees. When determined by the Board to be in the best interest of the Corporation, the Corporation may guaranty the obligations of any director, officer or employee of the Corporation. As used in this Section, the term mguaranty- means a guaranty, mortgage, pledge, security agreement or other agreement making the Corporation or its assets responsible respecting the obligation or obligations of such director, officer or employee.

                                  ARTICLE IX

                            AMENDMENTS TO BY-LAWS

      Section 1. Amendments. These By-Laws may be altered, amended, modified or repealed, or new By-Laws may be adopted, at any meeting of the Board at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

                           CERTIFICATE OF ADOPTION

 The undersigned, Secretary of Hallmark Financial Services, Inc. (formerly, ACOI, Inc. and American Credit Optical, Inc.) (the 'Corporation'), hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation at its meeting held on March 29, 1994.

                                    /s/  RAYMOND A. KILGORE
                                    -----------------------------
                                    Raymond A. Kilgore, Secretary

                           AMENDMENT OF ARTICLE VII
                                    OF THE
                         AMENDED AND RESTATED BYLAWS
                                      OF
                      HALLMARK FINANCIAL SERVICES, INC.


      The Amended and Restated Bylaws of the Hallmark Financial Services, Inc. (the "Corporation") are amended by deleting the current Article VII in its entirety and substituting therefor the following new Article VII:

                                 ARTICLE VII.

           INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

           Section 1. Scope of Indemnification. To the fullest extent authorized, permitted or required by NRS Section 78.7502 (as now in effect or as subsequently amended or superseded), but subject to the procedural requirements stated in NRS Section 78.751, the Corporation shall indemnify each director, officer, employee and agent of the Corporation and each other person identified in NRS Section 78.7502 against all judgments, fines, settlements, costs, expenses and other monetary obligations such person may suffer, sustain or incur as the result of actions taken or omitted by such person under circumstances and in situations described or defined in, or contemplated by, NRS Section 78.7502.

           Section 2. Expense Advances. The expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 2 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

           Section 3. Insurance, Other Financial Arrangements. The Corporation may, but will have no obligation to, purchase and maintain errors and omissions insurance or make other financial arrangements for the benefit of any or all of its directors, officers, employees or agents or other persons identified in NRS
      Section 78.752. Under no circumstances will the Corporation have or incur any liability to any person on account of its decision not to purchase or maintain any such insurance or make any other such financial arrangements.

      Section 4.     Enforceability. The provisions of  this Article VII  are
 to  be  deemed  an  element  of  the  contract  or  engagement  between  the
 Corporation and each person who holds a position giving rise to indemnification. Subject to the conditions and limitations expressed herein and in NRS Sections 78.7502, 78.751 and 78.752, the indemnification provided in this Article VII may thus be enforced against the Corporation as a matter of contractual right.

      The undersigned Secretary of the Corporation hereby certifies that the foregoing amendment was duly adopted by the Board of Directors of the Corporation on July 19, 2002.


                                    /s/ RAYMOND A. KILGORE
                                    -----------------------------
                                    Raymond A. Kilgore, Secretary